AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), dated as of May 1, 2013, by and between HI-TECH PHARMACAL CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the “Corporation”), and DAVID S. SELTZER, an individual residing at 10 Sterling Place, Lawrence, NY 11559 (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

WHEREAS, the Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties mutually agree as follows:

Section 1.                Employment. On the date hereof (the “Effective Date”), the Corporation hereby employs the Executive and the Executive on the Effective Date accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

Section 2.                Duties. The Executive shall serve as President and Chief Executive Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. During the term of this Agreement, the Executive shall devote substantially all of his available business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

Section 3.                Term of Employment. The term of the Executive’s employment shall commence on the Effective Date and shall continue for three (3) years until April 30, 2016 and shall automatically renew for successive one (1) year terms unless terminated by the Corporation upon six (6) months advance written notice to Executive of the Corporation’s decision not to renew the Agreement, or by Executive, upon thirty (30) days advance written notice to Corporation or until terminated pursuant to the provisions of Section 5 hereof (the “Term”).

Section 4.                Compensation of Employee.

4.1.            Compensation. The Corporation shall pay to the Executive as annual compensation for his services hereunder a base salary (“Base Salary”) as follows: (i) for the fiscal year May 1, 2013 through April 30, 2014, the Executive shall be paid a Base Salary equal to Five Hundred Thirty-Seven Thousand Seven Hundred and Ninety-Two 09/100 ($537,792.09) Dollars and (ii) for each fiscal year thereafter, the Executive shall be paid a Base Salary equal to the sum of (a) the Base Salary for the immediately preceding fiscal year and (b) an amount determined by multiplying the Base Salary in effect for the immediately preceding fiscal year by five (5%) percent. The increased Base Salary thereby established shall continue in effect and for all purposes of this Agreement be defined as Base Salary during the term of this Agreement until again adjusted as hereinabove provided.

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The Base Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations.

4.2.            Bonus. In addition to his annual Base Salary, the Executive may receive a bonus (“Bonus”) during each year of employment during the term of this Agreement. The Executive’s Bonus for each year shall be determined in accordance with an Executive Bonus Plan to be adopted by management and approved by the Compensation Committee of the Board of Directors. Such Bonus Plan may be based on the Corporation meeting certain fiscal goals and also taking into account, among other things, progress towards strategic objectives not fully measured by pre-tax net income, including but not limited to the Corporation’s acquisitions, strategic alliances, submissions to the FDA, operational efficiencies, and approvals of Abbreviated New Drug Applications by the Food and Drug Administration. In the event a portion of the Bonus is based on certain financial performance goals, the Bonus shall be payable within thirty (30) days after the Corporation’s regularly employed independent certified public accountants (“Accountants”), in accordance with generally accepted accounting principles consistently applied, determine the Corporation’s pre-tax net income for such year.

4.3.            Expenses. The Corporation shall pay or reimburse the Executive for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder. In order to facilitate travel by the Executive in the performance of his duties hereunder, the Corporation shall furnish the Executive, without cost to him, with a Corporation owned or leased automobile of his choice. The Corporation shall pay all the expenses of maintaining, insuring and operating said automobile upon presentation of appropriate vouchers and/or receipts to the extent that the Corporation does not pay such expenses directly.

4.4.            Benefits. During the term of this Agreement, the Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its senior executives.

4.5.            Discretionary Payments. Nothing herein shall preclude the Corporation from paying the Executive such bonus or bonuses or other compensation as the Board of Directors, in its discretion, may authorize from time to time.

4.6.            Employee Stock Options. During the term of this Agreement, the Executive shall be eligible to receive annually options to purchase a minimum amount of fifty (50,000) thousand shares of the Corporation’s Common Stock in accordance with the terms and provisions of the Corporation’s 2012 Incentive Compensation Plan (the “Plan”). Such options shall vest in accordance with the terms of the Plan, a copy of which has been provided to the Executive.

Section 5.                Termination.

5.1.            Base Salary and Bonus Payments. This Agreement shall terminate upon the death, Total Disability, as hereinafter defined, or termination of employment of the Executive. The Corporation shall pay to the Executive, any person designated in writing or if no such person is designated, to his estate, as the case may be, the aggregate amount of the Base Salary up to the end of the month in which death or termination of employment occurs. In the event of either death or a Total Disability, the Executive or his estate, as the case may be, shall continue to receive his Base Salary for the remaining term of this Agreement; provided, however, that  in the case of a Total Disability, to the extent any proceeds from a disability insurance policy owned by the Corporation are paid to the Executive or his designee, the Corporation shall receive a credit against its salary payment obligations in an amount equal to the insurance proceeds paid to the Executive, his designee or his estate. In addition to the Base Salary, the Executive, his designee or his estate shall be paid an amount equal to the product of (i) the Bonus for such year in which death, Total Disability or termination of employment occurred and (ii) a fraction, the numerator of which are the number of months during the year of such death, Total Disability or termination of employment during which the Executive was employed by the Corporation through and including the month of his death, Total Disability or termination of employment, and the denominator of which is twelve (12).

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5.2.            Termination For Cause. In the event the Executive is terminated For Cause, as hereinafter defined, or because Executive wrongfully leaves his employment hereunder, then, upon such occurrence, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to the Executive with respect to this Agreement except for any Base Salary and Bonuses accrued and unpaid through the date of termination.

5.3.            Definitions. As used herein, the term “For Cause” shall mean (i) the Executive’s final non-appealable conviction in a court of law of any crime or offense which constitutes a felony in the jurisdiction involved, or (ii) willful misconduct, or (iii) reckless disregard of his responsibilities under this Agreement.

Section 6.                Disability.

6.1.            Total Disability. In the event the Executive is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of one hundred eighty (180) consecutive days in any one hundred eighty (180) consecutive day period during the term, the Executive shall be deemed to be suffering from a “Total Disability”.

6.2.            Payment During Disability. In the event the Executive is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Total Disability, the Corporation shall continue to pay the Executive his Base Salary during the continuance of such disability; provided, however, that in the event the Executive shall, within twelve (12) months after his disability, recover sufficiently to return to work for a period of sixty (60) consecutive working days, he shall be fully reinstated. Any relapse which thereafter occurs shall be deemed to be a subsequent disability. To the extent the Corporation maintains disability insurance for its employees, the Corporation shall pay to the Executive the difference between the Executive’s Base Salary and the disability payments made under such insurance on behalf of the Employee.

Section 7.                Vacations. The Executive shall be entitled to a vacation of four (4) weeks per year, during which period his Base Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

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Section 8.                Disclosure of Confidential Information.

8.1.            Disclosure. Executive recognizes that he will have access to secret and confidential information regarding the Corporation, its products, know-how, customers and plans. Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Corporation and not otherwise in the public domain.

8.2.            Survival. The provisions of this Section 8 shall survive Executive’s employment hereunder.

Section 9.                Covenant Not To Compete.

9.1.            Covenant. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agrees, and, accordingly, Executive does hereby agree, that he will not, directly or indirectly, at any time during the Restricted Period, as hereinafter defined:

(i)	except as provided in Section 9.3 hereof, engage in any business competitive with the business conducted by the Corporation either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

(ii)	employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation.

9.2.            Enforceability. If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

9.3.            Exception. This Section 9 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

9.4.            Restricted Period Defined. The term “Restricted Period”, as used in this Section 9, shall mean the period of one (1) year after the date Executive leaves his employment hereunder.

9.5.            Survival. The provisions of this Section 9 shall survive the termination of Executive’s employment hereunder and until the end of the Restricted Period as provided in Section 9.4 hereof.

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Section 10.            Indemnification.

10.1.        Indemnification. The Corporation hereby agrees to indemnify and hold harmless Executive to the fullest extent permitted by the Corporation’s Certificate of Incorporation, By-Laws, the Delaware General Corporation Law or any other applicable law, as any or all may be amended from time to time. Such reimbursements shall include but not be limited to Executive’s reasonable and necessary out of pocket expenses including attorneys fees, settlement payments and any other such costs and expenses.

10.2.        Directors and Officers’ Policy. The Corporation shall ensure that its Directors’, Officers’, Insured Entity and Employment Practices Liability Insurance policy (“D&O Policy”) shall cover Executive as an Insured Person, as such term is defined in the D&O Policy. Such D&O Policy is currently in effect and the Corporation knows of no reason why such policy would be terminated or allowed to lapse. If so, the Corporation shall immediately notify Executive of such policy termination.

10.3.        Undertaking. To the extent that the Corporation advances payment for any fees or expenses to Executive pursuant to this Section 10, such advance shall be accompanied by a written undertaking by Executive to repay such amounts if it shall be ultimately determined by a court of competent jurisdiction in a final disposition, that Executive (i) is not entitled to be indemnified by the Corporation or (ii) that the amount advanced exceeded the indemnification to which he is entitled, in which case the amount of such excess shall be repaid to the Corporation.

10.4.        Notice. As a condition precedent to his right to be indemnified hereunder, Executive shall give the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.

10.5.        Cooperation. Executive shall fully cooperate with the Corporation in connection with any matter, which results in the assertion of a claim by Executive for indemnification hereunder. The Corporation shall be entitled at its own expense to participate in the defense of any proceeding, claim or action, or, if it shall elect, to assume such defense, in which event such defense shall be conducted by counsel chosen by the Corporation, subject to the consent of Executive, which consent shall not be unreasonably withheld or delayed.

10.6.        Exceptions. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim:

(a)                For which payment is actually made to Executive under valid and collectable insurance policies, premiums for which are paid by the Corporation or any of its affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

(b)               For which Executive is indemnified by the Corporation otherwise than pursuant to this Agreement, provided such amount has previously been paid to Executive;

(c)                Brought about or contributed to by the dishonesty of Executive seeking payment hereunder; and

(d)               By Executive who acts as a plaintiff suing the Corporation, its affiliates or other directors, officers or shareholders of the Corporation or its affiliates or other directors or officers of the Corporation or its affiliates except with regard to Executive’s successful enforcement of Section 10.1 hereof.

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10.7.        Survival. The obligations of the Corporation hereunder will survive (i) any actual or purported termination of this Agreement by the Corporation or its successors or assigns, whether by operation of law or otherwise, (ii) any change in the Corporation’s Certificates of Incorporation or By-laws, and (iii) termination of Executive’s services to the Corporation or its affiliates (whether such services were terminated by the Corporation, such affiliate or Executive), if such claim arises as a result of an occurrence prior to the termination of this Agreement, whether or not a claim is made or an action or proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Corporation’s Certificate of Incorporation or By-laws, or termination of Executive’s services.

Section 11.            Change in Control.

11.1.        (a) Payment on Change in Control. In the event of a Change in Control, as hereinafter defined, of the Corporation at any time during the term of the Executive’s employment hereunder, followed by the Executive’s employment hereunder being terminated for any reason whatsoever, including voluntary termination of the Executive within twenty-four (24) months of a Change in Control, by the Executive or the Corporation and/or its successor, the Corporation and/or its successor shall be obligated to furnish the Executive with an office consistent with the office provided to the Executive immediately prior to such termination at a comparable location for a period of one (1) year and to pay to the Executive a lump sum in an amount equal to three (3) times: (i) the Salary to be paid to the Executive pursuant to Section 4.1 hereof for the calendar year in which such termination occurs, plus (ii) the bonus declared payable to the Executive for the immediately preceding calendar year. The payment of the above amount shall be made as soon as practicable after Executive’s termination of employment, subject to the terms of Section 12.2 hereof, and shall be in addition to any other payments to which the Executive may be entitled pursuant to Sections 4.1 and 4.2 hereof. In addition, the Corporation shall: (i) continue to allow Executive to participate in the hospitalization, group health benefit and disability plans of the Corporation for 24 months from the date of Executive’s termination of employment on the same terms and conditions as immediately prior to Executive’s termination (or provide the equivalent thereof if such plans do not allow such participation), (ii) continue to pay to Executive the automobile allowance provided in Section 4.3 hereof until the end of the automobile lease then in effect (but not for more than three (3) years), (iii) provide appropriate outplacement services the cost of which shall not exceed $15,000 as selected by the Executive for up to 12 months from the date of Employee’s termination of employment, and (iv) all stock options under the Company’s 2012 Incentive Compensation Plan and 2009 Stock Option Plan held by the Executive immediately prior to the effective date of the Change in Control shall immediately vest and become fully exercisable for the period of time indicated in the terms of the option. In the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this paragraph of Section 11.1 (a “Payment”)) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with a Change in Control of the Corporation or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) from the Corporation in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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(b) The Executive shall not be required to mitigate the payment of all amounts set forth in Section 11.1(a) above or other benefits or payments by seeking other employment. To the extent that the Executive shall, after the Term of this Agreement, receive compensation from any other employment, the payment of all amounts set forth in Section 11.1(a) above or other benefits or payments shall not be adjusted.

11.2.        Change in Control Defined. A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)	Acquisition of Stock by Third Party. Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities and such Person has initiated in the past or thereafter initiates actions or demonstrates an intent to influence or control the business, affairs or management of the Corporation or to cause the Corporation to enter into a transaction or a series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

(ii)	Change in Board of Directors. During any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)	Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

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(iv)	Liquidation. The approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets;

(v)	Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

(vi)	Certain Definitions. For purposes of this Section 11, the following terms shall have the following meanings:

(a)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)	“Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Company.

(c)	“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Corporation approving a merger of the Corporation with another entity.

Section 12.            Miscellaneous.

12.1.        Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

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12.2.        Section 409A. The parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All in-kind benefits, reimbursements, and tax-gross-ups (if any) to be provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Internal Revenue Code, including, where applicable, the requirements that (x) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (y) the reimbursement of an eligible expense or payment of a tax gross-up will be made no later than the last day of the calendar year following the year in which the expense is incurred or the tax is remitted to the taxing authority, and (z) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, (i) no amounts payable under this Agreement to the Executive on termination of employment shall be paid until the Executive would be considered to have incurred a separation from service from the Corporation within the meaning of Section 409A and (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the Applicable Period (as defined below) shall instead be paid on the first business day after the expiration of the Applicable Period, with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Internal Revenue Code of 1986, as amended, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Executive under Section 409A. The “Applicable Period” shall be the period commencing on the Executive's separation from service and ending on the date that is six months following the Executive's separation from service.

12.3.        Assignment. Neither Executive nor the Corporation may assign or delegate any of their rights or duties under this Agreement.

12.4.        Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

12.5.        Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

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12.6.        Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12.7.        Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

12.8        Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement may be brought in the United States Federal Courts in the State of New York or the state courts, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the United States Federal Courts in the Eastern District or any state court located in Nassau County, New York, as the case may be. By its execution hereof, the parties hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. The parties hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

12.9        Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

12.10        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

HI-TECH PHARMACAL CO., INC.

By:	/s/William Peters
WILLIAM PETERS
Title:	Chief Financial Officer

/s/David S. Seltzer
DAVID S. SELTZER

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